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Exhibit 10.6

EMPLOYEE INTELLECTUAL PROPERTY ASSIGNMENT AND NONDISCLOSURE AGREEMENT

        This Agreement is effective as of                        , 200    ("Effective Date"), between                        , a                        corporation having its principal office at                        (hereinafter identified as the "Company"), and                        (the "Employee").

        In consideration of the Employee's employment or continued employment and the Employee's receipt of compensation and Confidential Information, this Agreement being a condition thereof and ancillary thereto, and the mutual promises and conditions contained herein, the parties agree as follows:

        1.    At Will Employment.    The Company agrees to employ or continue to employ the Employee, and the Employee hereby accepts such employment and agrees to perform in accordance with the terms and conditions set forth herein. Unless expressly provided in a separate written agreement with the                         of the Company to the contrary, Employee's employment with the Company is for an unspecified duration and constitutes "AT WILL" employment.

        2.    Duties.    Employee shall perform all duties reasonably necessary to carry out and commensurate with the position more specifically described in Schedule 1 attached hereto. While employed by the Company, the Employee shall also perform such other reasonable duties and responsibilities for the Company, and other entities affiliated with it, as may be assigned to the Employee from time to time by the Company.

        3.    Extent of Service.    The Employee, if a full time employee, shall devote such time, attention, and energy to the business of the Company as the Company shall reasonably require. Except for business activities specifically disclosed in writing and approved in writing by an authorized representative of the Company, the Employee shall not during the term of his employment by the Company engage in any other business activity for gain, profit, or other pecuniary advantage if such activity interferes with the Employee's duties and responsibilities to the Company.

        4.    Disclosure of CONFIDENTIAL INFORMATION.

          (a)   The Employee recognizes and acknowledges that he will be provided with and have access to trade secrets and other confidential information of the Company, and other entities doing business with the Company relating to research, development, manufacturing, marketing, financial and other business-related activities or may discover, conceive, perfect or develop, solely or jointly with others, inventions, discoveries, improvements, know-how, computer programs, or other technical, manufacturing, marketing, customer, business and/or financial data and information (hereinafter "CONFIDENTIAL INFORMATION"). Such CONFIDENTIAL INFORMATION constitutes valuable, special, and unique property of the Company and/or other entities doing business with the Company.

          (b)   The Employee will not, during or after the term of his employment by the Company, make any use of or disclose any of such CONFIDENTIAL INFORMATION to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, except as is generally available to the public or as specifically allowed in writing by an authorized representative of the Company.

          (c)   The Employee agrees not to make improper use of or disclose any confidential information, including trade secrets, of prior employers or any other third party in carrying out Employee's duties for Company.

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          (d)   Employees recognizes that the Company has received and in the future will receive trade secrets and other confidential information of third parties entities, subject to a duty by the Company to maintain the confidentiality of and not make any unauthorized use of such third party information. Employee agrees to treat all such third party information as CONFIDENTIAL INFORMATION.

          (e)   In the event of a breach or threatened breach by the Employee of the provisions of this Section 4, Company shall be entitled to an injunction restraining Employee from disclosing and/or using, in whole or in part, such CONFIDENTIAL INFORMATION. Nothing herein shall be construed as prohibiting Company from pursuing other remedies available to Company for such breach or threatened breach, including the recovery of damages from the Employee.

        5.    Inventions or Discoveries.

          (a)   The Employee recognizes and acknowledges that during the term of his employment he may, either individually or jointly with others, and either on behalf of the Company or on his own, discover, conceive, make, perfect, or develop inventions, discoveries, improvements, computer programs, know-how, and data that result from his employment or that are related to the business or activities of the Company (hereinafter collectively referred to as "INVENTIONS"). INVENTIONS which are related to the business or activities of the Company include any business or activity in progress at the Company at the date of or during the Employee's employment with the Company and projects or other operations at the Company planned for the future. Employee agrees to advise and disclose said INVENTIONS to the Company.

          (b)   The Employee further recognizes and agrees that any and all such INVENTIONS, including all rights in patents, patent applications, design patents, models, prototypes, copyrights, trade secrets and other intellectual property, shall be the sole and exclusive property of the Company. Employee agrees to assign and does hereby assign to the Company, all his right, title and interest in and to any and all INVENTIONS and related intellectual property rights. The Employee's obligations herein apply without regard to whether an idea for an INVENTION or the solution to a problem occurs to him on the job, at home, or elsewhere.

          (c)   Employee shall promptly execute and deliver all papers and documents necessary to vest all right, title and interest in and to INVENTIONS in the Company and, at the Company's request and expense, shall assist Company in obtaining any patents, copyright registrations, semiconductor mask registrations, or any other form of protection accorded to such INVENTIONS in the United States or anywhere throughout the world, and shall assign the same and any patents or copyright and semiconductor mask registrations granted thereon, to the Company. If the Company is unable because of the Employee's mental or physical incapacity, his unwillingness, or for any other reason to secure Employee's signature to apply for or to pursue any application for patents or copyright or semiconductor mask registrations on INVENTIONS or any copyrightable subject matter, Employee hereby irrevocably designates and appoints duly authorized officers of the Company as Employee's agent and attorney in fact, to act for and in Employee's stead to execute and file any such applications and do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright and semiconductor mask registrations thereon.

        6.    Copyright.    Employee agrees that the Company shall be the copyright owner of all copyrightable works of every kind and description (including computer programs, mask works, internal reports, compilations of data, and publications) created or developed by Employee, either individually or jointly with others, during the term of Employee's employment, where such works are created pursuant to the performance of Employee's duties or relate to the subject matter of Employee's employment. Employee acknowledges that such copyrightable works are "works made for hire" under U.S. Copyright Law. Employee further agrees, if so requested by the Company, at no expense to the

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Company, to execute such written acknowledgments or assignments of copyright ownership of works covered by the Agreement as may be necessary to preserve or vest such rights in the Company.

        7.    Prior Inventions or Discoveries.    As a matter of record, the Employee has set out in Schedule 2, attached hereto, a complete list and description of all ideas, inventions, improvements, discoveries, computer programs, original works of authorship, semiconductor chip designs, or mask works, previously conceived, reduced to practice, perfected, or developed by Employee, either wholly or in part (hereinafter "PRIOR INVENTIONS") and any patents, patent applications, or registrations issued thereon. Only such PRIOR INVENTIONS and accompanying intellectual property rights, and no other, shall be excluded from this Agreement. Employee also agrees not to incorporate any PRIOR INVENTION owned by him or in which he has an interest into a Company product or process without the Company's prior written consent. If in the course of employment, Employee incorporates a PRIOR INVENTION into a Company product or process, Company shall be automatically granted a perpetual, nonexclusive, royalty-free, irrevocable worldwide license to make, have made, modify, use, and sell any Company product or process which incorporates such PRIOR INVENTION.

        8.    Notification of New Employer.    In the event that Employee leaves the employ of Company, Employee hereby consents to the Company providing notification to Employee's new employer of Employee's rights and obligations pursuant to this Agreement.

        9.    Non-solicitation of Employees.    Employee agrees that during the term of his employment and for a period of twelve (12) months following the termination of his employment with Company for any reason, with or without cause, Employee will not employ or offer to employ any employees of the Company or, directly or indirectly, solicit, induce, recruit, or encourage any Company employee to become an employee or contractor of any other person or entity.

        10.    Non-Competition.

          (a)   During the term of employment with Company and for a period of twelve months (12) immediately following the termination of his relationship with Company, Employee will not either directly or indirectly be connected with the management, operation, research and development efforts, marketing, sales, or control of, or own more than 5% of a Competing Organization (as defined in subparagraph (ii) below) in or doing business in any state of the United States or in any other country in which the Company carries on, or intends, immediately prior to the termination of Employee's employment, to carry on business.

                i.  "Competing Product" means any product, process or service of any person or organization other than Company in existence or under development, which is the same as, similar to, or improves on a product, process or service of Company about which the Employee acquired CONFIDENTIAL INFORMATION as a result of Employee's employment by the Company.

               ii.  "Competing Organization" is any person or organization (including one owned in whole or in part by the Employee) which is engaged in or is about to be engaged in the research on or the development, production, marketing, or sale of a Competing Product.

          (b)   The Employee's obligations under subsection (a) above shall specifically include, but shall not be limited to, the agreement by Employee not, either directly or indirectly, to call on or solicit, or to attempt to call on or solicit, for the purpose of taking away or attempting to take away, any of Company's customers on whom the employee called or with whom he became acquainted during his employment with Company, either for himself or any other person or entity. The term "customers" shall include, but not be limited to, both existing and prospective customers during the term of Employee's employment.

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          (c)   Employee acknowledges that he will derive significant value from the Company's agreement to provide him with access to CONFIDENTIAL INFORMATION to enable him to optimize the performance of his duties for the Company. Employee further acknowledges that his fulfillment of the obligations contained in this Agreement, including, but not limited to, his obligation neither to disclose nor to use CONFIDENTIAL INFORMATION other than for the Company's exclusive benefit and his obligation not to compete contained in subsection (a) above, is no more than necessary to protect the Company's CONFIDENTIAL INFORMATION and, consequently, to preserve the value and goodwill of the Company. Employee also acknowledges the time and geographical limitations of his obligations under subsection (a) above are reasonable, especially in light of the Company's desire to protect its CONFIDENTIAL INFORMATION, and that the Employee will not be precluded from gainful employment if he is obligated not to compete with the Company during the period and in the geographical area as described above.

        11.    Equitable Relief.    Employee agrees that it would be impossible or inadequate to measure the damage to Company from any breach of the promises set forth in Sections 3 through 10 of this Agreement. Accordingly, Employee agrees that if he breaches any of such Sections, the Company shall be entitled, in addition to any other right or remedy that it may have, to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such Section of this Agreement. Employee further agrees that Company need not post a bond or other security in connection with its efforts to obtain such equitable relief.

        12.    Assignment.    The Employee may not assign Employee's rights or obligations hereunder. The rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

        13.    Terms of Agreement.

          (a)   Employee understands and agrees that the terms of this Agreement are effective irrespective of Employee's continued employment by the Company.

          (b)   Upon termination of Employee's employment for any reason, Employee shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports, and all other material and records of any kind, and all copies thereof, that may be in the possession of, or under the control of, Employee, pertaining to CONFIDENTIAL INFORMATION acquired or developed by the Employee during the term of Employee's employment. Employee further agrees that upon termination of Employee's employment, for any reason, and at the request of the Company, Employee shall make himself available and shall meet with representatives of the Company. At such meeting, Employee shall fully disclose and deliver any and all of the above described materials in Employee's possession and, at the Company's request, shall execute any and all documents reasonably necessary to ensure and verify compliance with the terms of this Agreement. Employee also agrees to sign and deliver a "Termination Certification" as attached hereto as Schedule 3.

        14.    Terms of Employment.    Employee's employment by the Company may be terminated by Employee or by the Company, with or without cause, at any time for any reason authorized by law. Employee understands and agrees, however, that termination of such employment shall not terminate the Employee's obligations under this Agreement. Subject to Section 15 (c) below, any other contracts or agreements entered into by Employee and the Company shall be separate from and independent of this Agreement.

        15.    General.

          (a)   THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AND WITHOUT REGARD TO THE PLACE OF EXECUTION OR THE PLACE OF

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  PERFORMANCE THEREOF. EMPLOYEE HEREBY EXPRESSLY CONSENTS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE COURTS LOCATED IN            COUNTY, TEXAS FOR ANY LAWSUIT FILED BY COMPANY AGAINST EMPLOYEE ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (b)   Failure to insist upon strict compliance with any provision in this Agreement shall not be deemed a waiver of such provision or any other provision in this Agreement.

          (c)   This Agreement may not be modified except by an agreement in writing executed by the parties to this Agreement.

          (d)   The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. If, moreover, any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law.

          (e)   This Agreement is not a promise of future employment.

          (f)    Any terms of the masculine gender used herein shall be deemed to include the feminine gender and any terms of the feminine gender shall be deemed to include the masculine gender.

          (g)   Employee acknowledges and agrees to each of the following: (i) I have carefully read this Agreement and fully understand the terms, consequences and effects thereof; (ii) I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (iii) I have had the opportunity to seek the advice of an attorney of my choice before my execution of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date signed below:

COMPANY	EMPLOYEE:
By:	By:

Title:	Name:

(Typed or Printed)
Employee's Address:
Date:

Date:

BY EXECUTION OF THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES RECEIPT OF A COPY OF THE AGREEMENT AND ANY ATTACHMENTS THERETO.

SCHEDULE 1

DESCRIPTION OF POSITION

Position/Title:

        Description of Duties:

SCHEDULE 2

PRIOR INVENTIONS, IDEAS, CONCEPTS*

* Employee understands, agrees, and represents that the above disclosure, as may be continued on additional pages attached hereto, includes all his prior inventions, discoveries, improvements, computer programs, patents, and pending patent applications, and any other subject matter described in Section 7 of this Agreement.

Employee Initials:

Date:

Schedule 3

[Company Name]
TERMINATION CERTIFICATION

        This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company.

        I further certify that I have complied with all the terms of the Company's EMPLOYEE INTELLECTUAL PROPERTY ASSIGNMENT AND NONDISCLOSURE AGREEMENT ("AGREEMENT") signed by me, including the reporting of any Inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that AGREEMENT.

        I confirm my agreement contained in Section 4 of the AGREEMENT to not, during or after the term of my employment by the Company, make any use of or disclose any of the CONFIDENTIAL INFORMATION to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, except as is generally available to the public or as specifically allowed in writing by an authorized representative of the Company.

        I confirm my agreement contained in Section 9 of the AGREEMENT that for twelve (12) months from this date, I will not hire any employees of the Company nor will I solicit, induce, recruit or encourage any Company employees to leave their employment to become an employee or contractor of any other person or entity.

        I confirm my agreement contained in Section 10 of the AGREEMENT that for twelve (12) months from this date, I will not, either directly or indirectly, be connected with the management, operation, research and development efforts, marketing, sales, or control of, or own more than 5% of a Competing Organization (as defined in subparagraph (ii), Section 10 of the AGREEMENT in or doing business in any state of the United States or in any other country in which the Company carries on, or intends, immediately prior to the termination of Employee's employment, to carry on business.

Date:

(Employee's Signature)

(Type/Print Employee's Name)

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EMPLOYEE INTELLECTUAL PROPERTY ASSIGNMENT AND NONDISCLOSURE AGREEMENT